Pricing Supplement Dated March 15, 2007	Filed pursuant to Rule 424(b)(2)
(To Prospectus dated February 16, 2006, and	Registration Statement Nos. 333-129763
Prospectus Supplement dated February 16, 2006)	and 333-129763-01
CUSIP: 74254PC91

Principal Life Insurance Company
Secured Medium-Term Notes (that are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust 29 (the “Trust” and the “Issuing Entity”)

     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

1. The Notes

Principal Amount:	$100,000,000	Purchasing Agent Discount:	0%

Issue Price:	100%	Original Issue Date:	March 22, 2007

Net Proceeds to the Trust:	$100,000,000	Stated Maturity Date:	March 22, 2010

Specified Currency:	U.S. Dollars

Interest Payment Dates:	March 22, June 22, September 22 and December 22 of each year

Initial Interest Payment Date:	June 22, 2007

Regular Record Date:	15 calendar days prior to the Interest Payment Date

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Notes:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Notes:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	Prime Rate -2.85%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Note:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Note:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:	June 20, 2007

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☐ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☒ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Screen LIBOR01 Page	☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	Not Applicable

Spread (+/-):	-2.85%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each business day during the Interest Period, with the “Rate Cut-Off Date” being two business days prior to the Interest Payment Date; provided, that the Interest Rate for each Interest Period shall be the average of the Interest Rate in effect on each day during the Interest Period; provided, that if such day is not an Interest Reset Date, the Interest Rate applicable to such day shall be the Interest Rate in effect for the preceding Interest Reset Date. The relevant Interest Rate for each Interest Reset Date from, and including, the Rate Cut-Off Date to, but excluding, the next applicable Interest Payment Date will be deemed to be the Interest Rate in effect on the Rate Cut-Off Date.

Interest Rate Determination Date(s):	Each Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Calculation Date:	The second business day preceding the Interest Payment Date.

Calculation Agent:	Citibank, N.A.

Exchange Rate Agent:	Not applicable.

Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement): The Interest Rate for each Interest Period shall be the average of the Interest Rate in effect on each day during the Interest Period; provided that if such day is not an Interest Reset Date, the Interest Rate applicable to such day shall be the Interest Rate in effect for the preceding Interest Reset Date. The relevant Interest Rate for each Interest Reset Date from, and including, the Rate Cut-Off Date to, but excluding, the next applicable Interest Payment Date will be deemed to be the Interest Rate in effect on the Rate Cut-Off Date.

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Notes:	☐ Yes	☒ No.	If, Yes,
Amortizing Schedule:
Additional/Other Terms

Discount Note:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part

Additional Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):

Securities Exchange Listing:	☐ Yes	☒ No.	If, Yes, Name of Exchange:

Authorized Denominations:	$100,000 and integral multiples of $1,000 in excess thereof

Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).

Purchasing Agent(s) Purchasing Notes as Principal:	☒ Yes	☐ No.	If, Yes,

Purchasing Agent(s)	Principal Amount
Banc of America Securities LLC	$100,000,000

Total:	$100,000,000

Purchasing Agent(s) Acting as Agent:	☐ Yes	☒ No.	If, Yes,

Purchasing Agent(s)	Principal Amount

Total:

State of Organization of the Trust:	New York

Additional/Other Terms:	See “Computation of Interest” above.

Special Tax Considerations:

2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	4-54447

Deposit Amount:	$100,000,015

Net Deposit:	$100,000,000

Effective Date:	March 22, 2007

Stated Maturity Date:	March 22, 2010

Specified Currency:	U.S. Dollars

Interest Payment Dates:	March 22, June 22, September 22 and December 22 of each year

Initial Interest Payment Date:	June 22, 2007

Type of Interest Rate:	☐ Fixed Rate	☒ Floating Rate

Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,

Interest Rate:

Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,

Regular Floating Rate Funding Agreement:	☒ Yes	☐ No.	If, Yes,
Interest Rate:	Prime Rate -2.85%
Interest Rate Basis(es):	See below

Floating Rate/Fixed Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Floating Interest Rate:
Interest Rate Basis(es):
Fixed Interest Rate:
Fixed Rate Commencement Date:

Inverse Floating Rate Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Fixed Interest Rate:
Floating Interest Rate:
Interest Rate Basis(es):

Initial Interest Rate, if any:

Initial Interest Reset Date:	June 20, 2007

Interest Rate Basis(es). Check all that apply:
	☐ CD Rate	☐ Commercial Paper Rate
	☐ CMT Rate	☐ Eleventh District Cost of Funds Rate
	☐ Constant Maturity Swap Rate	☐ Federal Fund Open Rate
	☐ LIBOR	☐ Federal Funds Rate
	☐ EURIBOR	☐ Treasury Rate
	☒ Prime Rate	☐ Other (See Attached)

If LIBOR:	☐ LIBOR Reuters Screen LIBOR01 Page	☐ LIBOR Moneyline Telerate Page 3750
LIBOR Currency:

If CMT Rate:
Designated CMT Telerate Page:
If 7052:	☐ Weekly Average	☐ Monthly Average
Designated CMT Maturity Index:

Index Maturity:	Not Applicable

Spread (+/-):	-2.85%

Spread Multiplier:	Not Applicable

Interest Reset Date(s):	Each business day during the Interest Period, with the “Rate Cut-Off Date” being two business days prior to the Interest Payment Date; provided, that the Interest Rate for each Interest Period shall be the average of the Interest Rate in effect on each day during the Interest Period; provided, that if such day is not an Interest Reset Date, the Interest Rate applicable to such day shall be the Interest Rate in effect for the preceding Interest Reset Date. The relevant Interest Rate for each Interest Reset Date from, and including, the Rate Cut-Off Date to, but excluding, the next applicable Interest Payment Date will be deemed to be the Interest Rate in effect on the Rate Cut-Off Date.

Interest Rate Determination Date(s):	Each Interest Reset Date

Maximum Interest Rate, if any:	Not Applicable

Minimum Interest Rate, if any:	Not Applicable

Calculation Date:	The second business day preceding the Interest Payment Date

Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement): The Interest Rate for each Interest Period shall be the average of the Interest Rate in effect on each day during the Interest Period; provided that if such day is not an Interest Reset Date, the Interest Rate applicable to such day shall be the Interest Rate in effect for the preceding Interest Reset Date. The relevant Interest Rate for each Interest Reset Date from, and including, the Rate Cut-Off Date to, but excluding, the next applicable Interest Payment Date will be deemed to be the Interest Rate in effect on the Rate Cut-Off Date.

Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):

Amortizing Funding Agreement:	☐ Yes	☒ No.	If, Yes,

Amortizing Schedule
Additional/Other Terms

Discount Funding Agreement:	☐ Yes	☒ No.	If, Yes,
Total Amount of Discount:
Initial Accrual Period of Discount:
Additional/Other Terms:

Redemption Provisions:	☐ Yes	☒ No.	If, Yes,
Initial Redemption Date:
Initial Redemption Percentage:
Initial Redemption Percentage Reduction (if any):
Redemption:	☐ In whole only and not in part
☐ May be in whole or in part
Additional Other Terms:

Repayment:	☐ Yes	☒ No.	If, Yes,
Repayment Date(s):
Repayment Price:
Repayment:	☐ In whole only and not in part
☐ May be in whole or in part
Additional/Other Terms:

Sinking Fund (not applicable unless specified):

Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):

Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.

Additional/Other Terms if any:	See “Calculation of Interest” above.

Special Tax Considerations:

3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	March 22, 2007

Additional/Other Terms if any: